NEWS RELEASE
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                                       CONTACT:      Hugh Aiken
                                                     Kevin McDermed
                                                     913 367 2121
                                                     NYSE: FDY

                          ATCHISON CASTING CORPORATION
                      ANNOUNCES IMPROVED OPERATING RESULTS
                FOR THE 2ND QUARTER AND FIRST HALF OF FISCAL 2002

     Atchison, Kansas - February 13, 2002 - Atchison Casting Corporation
(NYSE:FDY) today announced results for the second quarter and first six months ended December 31, 2001.

     For the second quarter of fiscal 2002, the Company recorded a net loss of
$5.7 million, or $0.74 per share, on net sales of $100.1 million, compared to net income of $1.9 million, or $0.24 per share, on net sales of $105.8 million in the comparable period last year. In the second quarter of fiscal 2001, the
Company recorded a non-recurring gain of $10.9 million, which consisted of business interruption and property insurance gains resulting from an insurance claim relating to an industrial accident on February 25, 1999 at the Company's subsidiary, Jahn Foundry Corp. The operating loss for the second quarter of fiscal 2002 was $2.6 million, representing an improvement of $1.5 million, or
37%, from the second quarter of fiscal 2001 excluding the non-recurring insurance gain.

     For the first six months of fiscal 2002, the Company recorded a net loss of
$10.2 million, or $1.32 per share, on net sales of $199.7 million, compared to a net loss, before the cumulative effect of a change in accounting principle, of
$3.5 million, or $0.45 per share, on net sales of $205.0 million in the comparable period last year. Including the cumulative effect on prior years of a change in accounting for derivative financial instruments, the Company recorded a net loss of $4.0 million, or $0.52 per share, in the first six months of fiscal 2001. The operating loss for the first six months of fiscal 2002 was $4.3 million, representing an improvement of $5.2 million, or 55%, from the first six months of fiscal 2001 excluding the non-recurring insurance gain.

     "The decline in sales primarily reflects the shutdown of four foundries over the last year," said Hugh H. Aiken, CEO. "These closures have reduced
Atchison's operating losses. The sale of Jahn Foundry in December 2002 will further reduce our losses. However, a return to profitability will need some help from Sheffield and Autun, both of which are currently operating in the red," continued Mr. Aiken. "Backlog has remained relatively strong considering the closures, the economy and the markets we serve, standing at $194.9 million at December 31, 2001," added Mr. Aiken.

     "The major factors hurting Sheffield's performance include the strong
British pound relative to the Euro, weakness in the steel industry, and operational problems in Sheffield's forge and heavy

                          ATCHISON CASTING CORPORATION
 400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188
                     o (913) 367-2121 o FAX (913) 367-2155

machine shop. We are attacking the last problem directly, and trying to mitigate the effects of the first two by continuing to increase productivity and reduce costs", said Aiken.

     "At Autun, losses have grown as we began production of automotive brake castings, a new product type for this iron foundry. Concurrent with its success in winning automotive orders and manufacturing and delivering production parts,
Autun has experienced high scrap and learning curve related costs. Financing the balance of the restructuring of Autun from a cast iron radiator foundry to an automotive foundry will be a challenge in the current environment. Automotive suppliers are struggling both in Europe and in the US," Aiken added.

     " The strong dollar is hard on American foundries and component suppliers.
If and when the dollar moves back to historic levels, those foundries still standing will have a better chance to improve returns for their shareholders,"
Aiken concluded.

     As previously announced, the Company entered into an amendment and extension of its North American revolving credit facility with its senior lenders until June 30, 2002. The Twelfth Amendment and Forbearance Agreement, as
amended, consists of a $75.5 million revolving credit facility, decreasing to
$72.5 million on February 28, 2002 and to $70.5 million on March 31, 2002. Asset sales and tax refunds are expected to be used to reduce indebtedness. Also previously announced was an agreement in principle to settle the shareholder class action lawsuit which was related to the restatement of earnings at
Pennsylvania Foundry Group in 2001. A grand jury in the U.S. Middle District of
Pennsylvania has returned indictments against the former PFG chief financial officer and human resources vice president.

     ACC produces iron, steel and non-ferrous castings for a wide variety of equipment, capital goods and consumer markets.

     This press release contains forward-looking statements that involve risks and uncertainties. Such statements include the Company's expectations as to future performance. Among the factors that could cause actual results to differ materially from the forward looking statements are the following: costs of closing foundries, success in selling Los Angeles Die Casting, business conditions and the state of the general economy, particularly the capital goods industry, the strength of the U.S. dollar, British pound sterling and the Euro, interest rates, the Company's ability to renegotiate or refinance its lending arrangements, utility rates, the availability of labor, the successful conclusion of union contract negotiations, the results of any litigation arising out of the accident at Jahn Foundry, results of any litigation or regulatory proceedings arising from the accounting irregularities at the Pennsylvania
Foundry Group, the competitive environment in the casting industry and changes in laws and regulations that govern the Company's business, particularly environmental regulations.

                          ATCHISON CASTING CORPORATION
      400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188
                     o (913) 367-2121 o FAX (913) 367-2155

                  ATCHISON CASTING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (In Thousands, Except Share Data)
                                   (Unaudited)

                                                                      Three Months Ended                  Six Months Ended
                                                                          December 31,                       December 31,
                                                                     2001              2000              2001              2000
                                                               ---------------   ---------------   ----------------  ---------------

NET SALES                                                         $   100,071       $   105,809       $   199,685       $   205,017

COST OF GOODS SOLD                                                     91,906            97,758           184,095           192,966

                                                                  -----------       -----------       -----------       -----------
GROSS PROFIT                                                            8,165             8,051            15,590            12,051

OPERATING EXPENSES:

  Selling, general and administrative                                  10,900            12,228            20,087            21,657

  Amortization of intangibles                                             (95)              (52)             (189)             (120)

  Other income, net                                                   (10,920)          (10,920)

                                                                  -----------       -----------       -----------       -----------
     Total operating expenses                                          10,805             1,256            19,898            10,617
                                                                  -----------       -----------       -----------       -----------
OPERATING INCOME (LOSS)                                                (2,640)            6,795            (4,308)            1,434

INTEREST EXPENSE                                                        2,887             2,945             5,549             5,550

MINORITY INTEREST IN NET INCOME (LOSS)                                    (10)               21               (38)                9
   OF SUBSIDIARIES

INCOME (LOSS) BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF A CHANGE IN                                -----------       -----------       -----------       -----------
  ACCOUNTING PRINCIPLE                                                 (5,517)            3,829            (9,819)           (4,125)

INCOME TAX EXPENSE (BENEFIT)                                            175 *             1,973             356 *              (661)
                                                                  -----------       -----------       -----------       -----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE                                  (5,692)            1,856           (10,175)           (3,464)

CUMULATIVE EFFECT ON PRIOR YEARS (TO JUNE 30,
  2000) OF A CHANGE IN ACCOUNTING FOR DERIVATIVE
  FINANCIAL INSTRUMENTS, NET OF $364 TAX BENEFIT                                                                               (546)
                                                                  -----------       -----------       -----------       -----------
NET INCOME (LOSS)                                                 ($    5,692)      $     1,856       ($   10,175)      ($    4,010)
                                                                  ===========       ===========       ===========       ===========

INCOME (LOSS) PER SHARE - BASIC AND DILUTED:

  INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF A
    CHANGE IN ACCOUNTING PRINCIPLE                                ($     0.74)      $      0.24       ($     1.32)      ($     0.45)

  CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
     FOR DERIVATIVE FINANCIAL INSTRUMENTS                                                                                     (0.07)

                                                                  -----------       -----------       -----------       -----------
  NET INCOME (LOSS)                                               ($     0.74)      $      0.24       ($     1.32)      ($     0.52)
                                                                  ===========       ===========       ===========       ===========

WEIGHTED AVERAGE NUMBER OF
  SHARES USED IN CALCULATION:

    BASIC                                                           7,723,031         7,689,347         7,710,032         7,681,390
                                                                  ===========       ===========       ===========       ===========
    DILUTED                                                         7,723,031         7,689,347         7,710,032         7,681,390
                                                                  ===========       ===========       ===========       ===========

* Based on the Company's current tax position, no income tax benefits were recorded in connection with the losses in the United States and Europe.

                          ATCHISON CASTING CORPORATION
      400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188
                     o (913) 367-2121 o FAX (913) 367-2155